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                                                                   Exhibit 10.1


                           EMPLOYEE BENEFITS AGREEMENT


         This EMPLOYEE BENEFITS AGREEMENT (the "Agreement") is dated as of September ___, 1998 by and between United Wisconsin Services, Inc.,
("UWS") a Wisconsin corporation, and Newco/UWS, Inc. ("Newco/UWS"), a Wisconsin corporation, which is a newly created corporation.

         WHEREAS, the Board of Directors of UWS has decided to transfer certain business and subsidiaries to Newco/UWS, distribute all of the stock of Newco/UWS to the shareholders of UWS in a transaction intended to qualify under Section 355 of the Code (the "Distribution") and change the name of UWS to American Medical Security Group, Inc. ("AMSG");

         WHEREAS, in connection with the Distribution, UWS, and Newco/UWS desire to provide for the allocation of assets and liabilities and other matters relating to employee benefit plans and compensation arrangements;

         WHEREAS, in connection with the Distribution, all of the employees currently employed by UWS will become employees of Newco/UWS and it is therefore appropriate to transfer sponsorship of substantially all benefit plans sponsored by UWS to Newco/UWS;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, UWS and Newco/UWS agree as follows:

SECTION 1. DEFINITIONS

         As used in this Agreement the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the term defined):

1. AMSG DIRECTOR: any director of AMSG immediately after the Effective Date.

2. AMSG EMPLOYEE: any individual who immediately after the Effective Date is an employee of a member of the AMSG Group.

3. AMSG FORMER EMPLOYEE: any terminated employee of an employer in the AMSG Group or any predecessor of such employer other than a Newco/UWS Former Employee.

4. AMSG GROUP: AMSG and the Subsidiaries of AMSG after the Effective Date.

5. AMSG INDEMNITEE: each member of the AMSG Group and each of their respective directors, officers, employees and agents (but only in their capacities as such) and each of the heirs, executors, successors and assigns of any of the foregoing.


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6. AMSG SUBSIDIARY: any subsidiary of AMSG after the Effective Date.

7. BCBSUW: Blue Cross & Blue Shield United of Wisconsin.

8. BENEFIT PLAN: any Plan, existing on or prior to the Effective Date which was established by UWS or any member of the AMSG Group or the Newco/UWS Group, or any predecessor or affiliate of any of the foregoing, to which UWS or any member of the AMSG Group or the Newco/UWS Group contributes, has contributed, is required to contribute or has been required to contribute, or under which any employee, former employee, director or former director of any member of the AMSG Group or the Newco/UWS Group or any predecessor or affiliate of the foregoing, or any beneficiary thereof is covered, is eligible for coverage or has benefits rights.

9. CODE: the Internal Revenue Code of 1986, as amended.

10. CURRENT PLAN YEAR: the plan year during which the Effective Date occurs.

11. DEFERRED COMPENSATION PLANS: the United Wisconsin Services, Inc. Voluntary Deferred Compensation Plan, the UWSI Deferred Compensation Plan for Directors, the Thomas R. Hefty Supplemental Compensation Agreement, the Samuel V. Miller Employment and Noncompetition Agreement and any other deferred compensation plans funded through the Deferred Compensation Trust.

12. DEFERRED COMPENSATION TRUST: the United Wisconsin Services, Inc. Deferred Compensation Trust.

13. DISTRIBUTION DATE: the date on which the Distribution is made.

14. EFFECTIVE DATE: September _____, 1998.

15. ERISA: the Employee Retirement Income Security Act of 1974, as amended.

16. GROUP: the AMSG Group or the Newco/UWS Group.

17. LIABILITY: any debt, liability or obligation, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and whether or not the same would properly be reflected on a balance sheet, and all costs and expenses related thereto.

18. NEWCO/UWS COMMON STOCK: the common stock, no par value per share, of Newco/UWS.

19. NEWCO/UWS DIRECTOR: any director of UWS prior to the Effective Date or of Newco/UWS after the Effective Date.

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20. NEWCO/UWS EMPLOYEE: any individual who immediately after the Effective Date is an employee of Newco/UWS.

21. NEWCO/UWS FORMER EMPLOYEE: any former employee of UWS or any Newco/UWS Subsidiary or any predecessor of the foregoing who was terminated on or prior to the Effective Date.

22. NEWCO/UWS GROUP: Newco/UWS and the corporations which are Newco/UWS Subsidiaries after the Effective Date.

23. NEWCO/UWS INDEMNITEE: Each member of the Newco/UWS Group and each of their respective directors, officers, employees and agents (but only in their capacities as such) and each of the heirs, executors, successors and assigns of any of the foregoing.

24. NEWCO/UWS SUBSIDIARy: any Subsidiary of Newco/UWS after the Distribution.

25. OTHER BENEFIT PLAN: any Benefit Plan sponsored or maintained by UWS prior to the Effective Date other than a Transferred Retirement Plan, a Welfare Plan, the UWS Nonqualified Compensation Plans, the UWS SAR Plan, the UWS Stock Option Plans, the Supplemental Retirement Plan and the Deferred Compensation Plan.

26. PERSON: an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

27. PLAN: any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock option, stock purchase, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health (including medical, dental and vision care), accident, disability, severance pay, separation, workers' compensation, travel, accident or other employee benefit plan, practice, policy or arrangement of any kind (including, but not limited to, any "employee benefit plan" (within the meaning of Section 3(3) of ERISA)).

28. SUBSIDIARY: a corporation more than 50% of the voting power of whose outstanding voting securities are beneficially owned directly or indirectly by another specified corporation.

29. SUPPLEMENTAL RETIREMENT PLAN: the UWSI/BCBSUW Supplemental Executive Retirement Plan.

30. TRANSFERRED RETIREMENT PLANS: the UWSI/BCBSUW Salaried Pension Plan, the UWSI/BCBSUW Hourly Pension Plan, the UWSI/BCBSUW 401(k) Plan and the UWSI/BCBSUW Union Employees 401(k) Plan.

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31. UWS COMMON STOCK: the Common Stock, no par value per share, of UWS.

32. UWS NONQUALIFIED COMPENSATION PLANS: the nonqualified profit sharing plan and management incentive plan currently maintained by UWS for its employees.

33. UWS SAR PLAN: the United Wisconsin Services, Inc. 1992 Stock-Appreciation Rights Plan.

34. UWS STOCK OPTION PLANS: the United Wisconsin Services, Inc. Equity Incentive Plan and the 1995 Directors Stock Option Plan of United Wisconsin Services, Inc.

35. WELFARE PLAN: any Plan which provides medical, health, disability, accident, life insurance, death, dental or other welfare benefits, including any post-employment benefits or retiree medical, life insurance or other such benefits.

SECTION 2. OFFERS OF EMPLOYMENT; ASSUMPTION OF EMPLOYMENT AND SEVERANCE

         (a) On or prior to the Effective Date, Newco/UWS shall offer to employ each employee employed by UWS immediately prior to the Effective Date. The employees to be offered employment by Newco/UWS shall include all active and inactive employees, including all employees laid-off, disabled or on leave of absence, unless their employment with UWS has been terminated prior to the Effective Date. Newco/UWS is not obligated to employ any such employees of UWS who decline employment with Newco/UWS, and AMSG shall not be obligated to continue the employment of such employees. The Distribution shall not affect the employment of any employee of a UWS subsidiary or a Newco/UWS Subsidiary.

         (b) Newco/UWS and UWS agree that with respect to individuals who, in connection with the Distribution, cease to be employees of UWS and become employees of Newco/UWS, such cessation shall not be deemed a severance of employment from either Group for purposes of any agreement that provides for the payment of severance, salary continuation or similar benefits or stock repurchase rights in connection with the Distribution, if and to the extent appropriate.

         (c) Newco/UWS shall have no responsibility or Liability whatsoever with respect to the April 7, 1998 Employment Agreement between Samuel V. Miller, UWS and American Medical Security Holdings, Inc.

         (d) Newco/UWS shall assume and be solely responsible for, and shall indemnify AMSG against, all Liabilities and obligations whatsoever in connection with claims made by or on behalf of Newco/UWS Employees or Newco/UWS Former Employees relating to the

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termination or alleged termination of any such person's employment either before, on or after the Effective Date.

         (e) Newco/UWS shall assume and be solely responsible for any collective bargaining agreements covering any Newco/UWS Employee and shall indemnify AMSG against all Liabilities and obligations whatsoever in connection with such collective bargaining agreements.

SECTION 3. GENERAL PRINCIPLES

         Except as otherwise provided in this Employee Benefits Agreement, as of the Effective Date:

         (a) Newco/UWS will assume sponsorship of, and all liability under (either singly or jointly with BCBSUW), all Benefit Plans and all other plans, programs, policies and arrangements sponsored by UWS (or sponsored jointly by UWS and BCBSUW) prior to the Effective Date (including all funding vehicles). All UWS Subsidiaries will retain sponsorship of all Benefit Plans sponsored by them prior to the Effective Date. All Newco/UWS Subsidiaries will retain sponsorship of all Benefit Plans sponsored by them prior to the Effective Date.

         (b) Newco/UWS will assume liability for employment-related claims (including, but not limited to, harassment and discrimination) regardless of when filed with respect to all Newco/UWS Employees, regardless of whether the claimant was, prior to the Effective Date, a UWS employee.

         (c) Except as otherwise provided herein, as of the Effective Date, all benefit Liabilities relating to Newco/UWS Former Employees will be assumed by Newco/UWS.

         (d) Except as otherwise provided herein, the AMSG Group shall be solely responsible for the payment of all Liabilities whatsoever arising with respect to any AMSG Employee or AMSG Former Employee and attributable to any period on and subsequent to the Effective Date and the Newco/UWS Group shall be solely responsible for the payment of all Liabilities whatsoever arising with respect to any Newco/UWS Employee or Newco/UWS Former Employee and attributable to any period on and subsequent to the Effective Date.

         (e) Unless otherwise provided herein, no provision of this Agreement will be construed as requiring any member of the Newco/UWS Group or AMSG Group to continue any plan, program, policy or arrangement for any period of time on or after the Effective Date.

         (f) Prior to the Effective Date, both UWS and Newco/UWS will amend its respective plans, programs, policies and arrangements (whether newly established, assumed or retained) to the extent necessary to reflect the provisions of this Agreement. Prior to

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the Effective Date, UWS and Newco/UWS shall cooperate with each other and shall take such actions as are necessary to effect Newco/UWS's assumption of the Benefit Plans, including, but not limited to, actions necessary to assign to Newco/UWS insurance contract service agreements and any other contracts relating to such Benefit Plans.

SECTION 4. UWS NONQUALIFIED COMPENSATION PLANS

         (a) Newco/UWS shall assume sponsorship of the UWS Nonqualified Compensation Plans and shall be responsible for the payment of all Liabilities under such plans and shall indemnify the AMSG Indemnitees in connection with such Liabilities.

         (b) Newco/UWS shall determine awards for Newco/UWS Employees (and Newco/UWS Former Employees if applicable) under the UWS Nonqualified Compensation Plans and shall make such payments to such Newco/UWS Employees (and Newco Former Employees if applicable).

         (c) For purposes of the UWS Nonqualified Compensation Plans, individuals who, on the Effective Date, cease to be employees of UWS and become Newco/UWS Employees shall not be deemed to have terminated employment under such plans as a result of becoming Newco/UWS Employees.

SECTION 5. STOCK OPTIONS AND SARS

         (a) AMSG shall take all action necessary to amend (if necessary), or otherwise provide for adjustments of outstanding awards under the UWS Stock Option Plans, so that each outstanding UWS option awarded to an AMSG Employee, an AMSG Former Employee or an AMSG Director (but not including any AMSG Director who also serves as a Newco/UWS Director) other than Samuel V. Miller ("Miller"), Ronald A. Weyers ("Weyers") and Wallace J. Hilliard ("Hilliard"), will be adjusted effective as of the Effective Date by multiplying the number of shares of UWS Common Stock subject to the option by the AMSG Adjustment Factor and dividing the exercise price per share of the option by the AMSG Adjustment Factor. For these purposes, the "AMSG Adjustment Factor" is defined as the quotient obtained by dividing (x) the closing market price of UWS Common Stock on the Distribution Date by (y) the closing market price of AMSG Common Stock on the day immediately following the Distribution Date. Each outstanding UWS option granted to a Newco/UWS Employee, a Newco/UWS Former Employee, a BCBSUW employee or a Newco/UWS Director other than Thomas R. Hefty ("Hefty"), Gail L. Hanson ("Hanson") and
C. Edward Mordy ("Mordy"), shall be assumed by Newco/UWS under newly established Newco/UWS Stock Option Plans and converted into options to purchase Newco/UWS Stock. Except as provided in this Section 5, the Newco/UWS Stock Option Plans will be substantially similar to the UWS Stock Option Plans and shall not provide any additional benefits. Outstanding UWS Options awarded to Newco/UWS Employees, Newco/UWS Former Employees, BCBSUW employees and Newco/UWS Directors shall be converted into Newco/UWS

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Options by multiplying the number of shares of UWS Stock subject to the Option by the Newco/UWS Adjustment Factor and dividing the exercise price by the Newco/UWS Adjustment Factor. For these purposes the "Newco/UWS Adjustment Factor" is defined as the quotient obtained by dividing (x) the closing market price of UWS Common Stock on the Distribution Date by (y) the closing market price of Newco/UWS Common Stock on the day immediately following the Distribution Date. Newco/UWS shall establish a new stock option plan covering both officers and directors. All options issued with respect to Newco/UWS Common Stock shall be issued pursuant to this plan.

         (b) Effective as of the Effective Date, UWS shall take all action necessary to amend (if necessary) or otherwise provide for adjustments of outstanding awards under the UWS SAR Plan, so that each outstanding UWS SAR awarded to an AMSG Employee, an AMSG Former Employee or an AMSG Director will be adjusted by multiplying the number of shares of UWS Common Stock subject to the SAR by the AMSG Adjustment Factor and dividing the grant price per share of the option by the AMSG Adjustment Factor. Each outstanding UWS SAR granted to a Newco/UWS Employee, a Newco/UWS Former Employee or a Newco/UWS Director shall be assumed, effective as of the Effective Date, by Newco/UWS under a newly established Newco/UWS SAR Plan and converted into SARS with respect to Newco/UWS Common Stock. The Newco/UWS SAR Plan will be substantially similar to the UWS SAR Plan and shall not provide any additional benefits. Outstanding UWS SARS awarded to Newco/UWS Employees, Newco/UWS Former Employees and Newco/UWS Directors shall be converted to Newco/UWS SARS by multiplying the number of SARS by the Newco/UWS Adjustment Factor and dividing the grant price by the Newco/UWS Adjustment Factor.

         (c) (i) HILLIARD, WEYERS, HEFTY, MORDY & HANSON As of the Distribution, Hilliard, Weyers, Hefty, Mordy & Hanson shall receive, for each option each currently holds with respect to one share of UWS Common Stock, an option with respect to one share of AMSG Common Stock and an option with respect to one share of Newco/UWS Common Stock. The Options with respect to AMSG Common Stock which are issued to Hefty, Mordy & Hanson shall continue to be issued under the UWS Stock Option Plans. The Options with respect to AMSG Common Stock which are issued to Hilliard and Weyers shall continue to be issued by AMSG. The exercise price of each option received with respect to each share of AMSG Common Stock shall be the exercise price of the option prior to the Distribution divided by the AMSG Adjustment Factor. The Options with respect to Newco/UWS Common Stock which are issued to Hefty, Mordy & Hanson shall be issued under the newly established Newco/UWS Stock Option Plans. The Options with respect to Newco/UWS Common Stock which are issued to Hilliard and Weyers shall be issued by Newco/UWS. The exercise price of each option received with respect to Newco/UWS Common Stock shall be the exercise price of the Option prior to the Distribution divided by the Newco/UWS Adjustment Factor. (ii) MILLER As of the Distribution, Miller shall receive, for each option granted to him with respect to one share of UWS Common Stock on December 6, 1995 an option with respect to one share of AMSG Common Stock and an option with respect to one share of Newco/UWS Common Stock. The Options with respect to AMSG Common Stock shall continue to be issued under the UWS Stock Option Plans. The Options with respect to Newco/UWS Common Stock shall be issued under the newly established Newco/UWS Stock Option Plans. The exercise price of each option received with respect to each share of AMSG Common Stock shall be the exercise price of the option prior to the Distribution divided by the AMSG Adjustment Factor. The exercise price of each option received with respect to Newco/UWS Common Stock shall be the exercise price of the options

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prior to the Distribution divided by the Newco/UWS Adjustment Factor. All other options Miller has received with respect to UWS Stock shall be adjusted effective as of the Effective Date by multiplying the number of shares of UWS Common Stock subject to the option by the AMSG Adjustment Factor and dividing the exercise price by the AMSG Adjustment Factor. Such Options which are issued pursuant to the UWS Stock Option Plans shall continue to be issued pursuant to such plans and such Options which are not issued pursuant to the UWS Stock Option Plans shall continue to be issued outside of the UWS Stock Option Plans. (iii) The termination of employment provisions contained in the UWS Stock Plans or the newly established Newco/UWS Stock Option Plans shall be applied to any option received pursuant to this subsection which is not granted by the individual's actual employer (or a member of such employer's Group) based on the individual's termination of employment with his actual employer.

         (d) Newco/UWS shall indemnify the AMSG Indemnitees in connection with any Liabilities assumed by Newco/UWS relating to the UWS Stock Option Plan and the UWS SAR Plans.

SECTION 6. TRANSFERRED RETIREMENT PLANS

         (a) Effective on the Effective Date, Newco/UWS shall assume sponsorship (with BCBSUW) of the Transferred Retirement Plans and the related trusts. Each Transferred Retirement Plan shall continue to provide benefits for all individuals who, immediately prior to the Effective Date, were participants in such Plan. To the extent the benefits were provided prior to the Effective Date, Newco/UWS agrees that each such participant shall continue to be, to the extent applicable, entitled, for all purposes under the Transferred Retirement Plans (including, without limitation, eligibility, vesting and benefit accrual), to be credited with the compensation and term of service credited to such participant as of the Effective Date under the terms of the Transferred Retirement Plan as if such service had been rendered to Newco/UWS and had originally been credited to such participant under the Transferred Retirement Plan and shall have the same accrued benefit under the Transferred Retirement Plan immediately following the Effective Date as was accrued under the Transferred Retirement Plan as of the Effective Date. AMSG shall, as soon as practicable after the Effective Date, provide Newco/UWS with such additional information (in the possession of AMSG and not already in the possession of Newco/UWS) as may be requested by Newco/UWS and necessary in order for the Newco/UWS Group to assume and administer the Transferred Retirement Plans. The UWSI/BCBSUW 401(k) Plan shall continue to permit participants to invest in AMSG Common Stock, as an investment option, through the 1999 Plan Year.

         (b) From and after the Effective Date, the AMSG Group shall cease to have any Liability whatsoever with respect to participants under the Transferred Retirement Plans. The Newco/UWS Group shall assume or retain sole responsibility for, and shall indemnify the AMSG Indemnitees with respect to, all Liabilities under the Transferred Retirement Plans.

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SECTION 7. SUPPLEMENTAL RETIREMENT PLANS

         Effective as of the Effective Date, Newco/UWS shall assume the Supplemental Retirement Plan (with BCBSUW). Newco/UWS represents that each participant for whom Newco/UWS has assumed liabilities will be credited with the compensation and term of service credited to such participant as of the Effective Date under the Supplemental Retirement Plan, as if such service had been rendered to Newco/UWS. Newco/UWS will indemnify the AMSG Indemnities from and against all Liabilities in connection with the Supplemental Retirement Plan.

SECTION 8. DEFERRED COMPENSATION.

         Effective as of the Effective Date, Newco/UWS shall create new deferred compensation plans which shall assume all Liabilities with respect to the Deferred Compensation Plans, except that all Liabilities relating to Samuel V. Miller thereunder shall be retained by the existing Deferred Compensation Plans. Newco/UWS's new deferred compensation plan shall assume liability for the Hefty Supplemental Compensation Agreement and any other Deferred Compensation Plans benefiting Newco/UWS Employees or Newco/UWS Directors. All of the assets in the Deferred Compensation Trust other than the assets attributable to Samuel V. Miller's deferred compensation shall be transferred to a new trust established by Newco/UWS. Newco/UWS will indemnify the AMSG Indemnitees from and against all Liabilities in connection with the Deferred Compensation Plans except for Liabilities with respect to Samuel V. Miller. AMSG will indemnify the Newco/UWS Indemnitees from and against all Liabilities with respect to Samuel V. Miller in connection with the Deferred Compensation Plans.

SECTION 9. WELFARE PLANS

         Effective on or prior to the Effective Date, Newco/UWS shall assume sponsorship of and assume all Liabilities in connection with the Welfare Plans maintained by UWS in which Newco/UWS Employees and Newco/UWS Former Employees participate including, but not limited to, liability for claims which are incurred but not reported as of the Effective Date. In connection with the foregoing, UWS agrees to provide Newco/UWS with such information (in the possession of UWS and not already in the possession of Newco/UWS) as may be requested by Newco/UWS and necessary for the Newco/UWS Group to assume or establish any such Welfare Plan. Effective as of the Effective Date, Newco/UWS shall be responsible for and shall indemnify the AMSG Indemnitees from and against all Liabilities arising under any Welfare Plan with respect to claims by Newco/UWS Participants or Newco/UWS Former Employees for benefits incurred prior to or after the Effective Date pursuant to the terms of the applicable Welfare Plan.

SECTION 10. OTHER BENEFIT PLANS

         Newco/UWS shall assume all Other Benefit Plans as of the Effective Date. Newco/UWS shall assume and be solely responsible

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for the payment of all Liabilities with respect to any Newco/UWS Participant or
Newco/UWS Former Employee unpaid as of and through the Effective Date under any Other Benefit Plan. Newco/UWS shall indemnify the AMSG Indemnitees in connection with all Liabilities assumed by Newco/UWS relating to the Other Benefit Plans.

SECTION 11. TRANSFER OF RESERVES

         To the extent that any Liability assumed by any member of the Newco/UWS Group hereunder is secured by a reserve on the books of UWS, such reserve shall be transferred to Newco/UWS as soon as practicable on or following the Effective Date.

SECTION 12. COMPLETE AGREEMENT

         This Agreement, together with the Distribution and Indemnity Agreement, and the Exhibits hereto, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

SECTION 13. GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin (other than the laws regarding choice of laws and conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

SECTION 14. NOTICES

         All notices, requests, claims, demands and other communications hereunder (collectively, "Notices") shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, telecopy or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


         If to UWS:
                           310 AMS Blvd.
                           Green Bay, WI  54313
                           Attn:  General Counsel


         If to Newco/UWS:
                           401 W. Michigan Street
                           Milwaukee, WI 53203
                           Attn: General Counsel

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or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 15.

SECTION 15. AMENDMENT AND MODIFICATION

         This Agreement may be amended, modified or supplemented only by a written agreement signed by UWS and Newco/UWS.

SECTION 16. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any party hereto without the prior written consent of each of the other parties (which consent shall not be unreasonably withheld). This Agreement is solely for the benefit of the parties hereto and their Subsidiaries and is not intended to confer upon any other Persons any rights or remedies hereunder.

SECTION 17. COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 18. INTERPRETATION

         The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 19. TERMINATION

         Notwithstanding any provision hereof, this Agreement may be terminated at any time prior to the Effective Date. In the event of such termination, no party hereto shall have any Liability to any Person by reason of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                         NEWCO/UWS, INC.

                         By:
                             ------------------------------


                         UNITED WISCONSIN SERVICES, INC.

                         By:
                             ------------------------------


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